U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 14, 2014

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#422, Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On March 19, 2014 and March 22, 2014 respectively, the Company received notices of cashless exercise from two of the subscribers under the Original SPA and from the placement agent, and on March 25, 2014, the Company completed the issuance of a  total of 2,619,823 shares pursuant to the cashless exercises.   We issued the shares relying on Rule 506 of Regulation D relying on the exemption provided under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

American Graphite Technologies Inc.

Date: March 27, 2014	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
	Title:	President, Treasurer and Director